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                                                                  EXHIBIT (C)(3)

                             SELLING GROUP AGREEMENT

                AMERICAN GENERAL EQUITY SERVICES CORPORATION AND
        THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK

This Selling Group Agreement ("Agreement") is made among American General Equity Services Corporation, a registered broker-dealer and the distributor for the variable universal life insurance policies and/or variable annuity contracts set forth in Schedule A ("AGESC"),


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                            ("Selling Group Member")


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                              ("Associated Agency")

and, as the fourth party, The United States Life Insurance Company in the City of New York ("USL").

                                    RECITALS

WHEREAS, USL and AGESC are affiliates pursuant to the insurance laws of the State of New York;

WHEREAS, USL and AGESC are parties to a Distribution Agreement whereby USL has granted AGESC a non-exclusive right to promote the sale of USL products set forth in Schedule A;

WHEREAS, the Distribution Agreement described herein has been non-disapproved by the New York Insurance Department;

WHEREAS, Selling Group Member and Associated Agency are not affiliates of USL or AGESC;

WHEREAS, AGESC, USL, Selling Group Member and Associated Agency wish to enter into this Agreement for the purpose of providing for the distribution of certain variable life insurance policies and/or annuity contracts;

NOW THEREFORE, in consideration of the premises and mutual promises set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1. PRODUCT DISTRIBUTION. Subject to the terms, conditions and limitations of this Agreement, the products sold under this Agreement shall be distributed in accordance with this section.

         (a)      Designation of the Parties.

                  AGESC is a registered broker-dealer and distributor of the variable life insurance policies and/or annuity contracts or certificates set forth in Schedule A and Schedule A-1 (collectively, "Schedule A").

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                  USL is a New York licensed life insurance company issuing the variable products set forth on Schedule A and any successor or additional products registered with the Securities and Exchange Commission (the "SEC") and approved by the New York Insurance Department (as discussed in Paragraph (c) of this section entitled "NEW PRODUCTS") and shall be collectively referred to herein as the "Contracts."

                  Selling Group Member is registered with the SEC as a broker-dealer under the Securities Exchange Act of 1934 ("1934 Act") and under any appropriate regulatory requirements of state law and is a member in good standing of the Financial Industry Regulatory Authority ("FINRA"), unless Selling Group Member is exempt from the broker-dealer registration requirements of the 1934 Act.

                  Selling Group Member has FINRA registered representatives who will distribute the Contracts.

                  Associated Agency is a New York licensed insurance agency and will be appointed by USL as an agent of USL with the New York Insurance Department. The relationship between Associated Agency and USL is that of an independent contractor.

                  The FINRA registered representatives affiliated with Selling Group Member are also New York licensed insurance agents of Associated Agency and will be appointed by USL as agents of USL with the New York Insurance Department ("Sales Persons"). The relationship between the Sales Persons and Selling Group Member and the Sales Persons and USL is that of independent contractor.

                  AGESC hereby appoints Selling Group Member and the Sales Persons to solicit and procure applications for the Contracts.

                  The appointment by AGESC of Selling Group Member and the Sales Persons and the appointment by USL of Associated Agency and the Sales Persons for the sale of these Contracts is not to be deemed exclusive in any manner and only extends to New York sales of the Contracts.

         (b)      Responsibilities Of The Parties/Compliance

                  (i)      SELLING GROUP MEMBER/SALES PERSONS.

                           Selling Group Member shall be responsible for the sales activities of the Sales Persons and shall exercise supervisory oversight over Associated Agency and the Sales Persons with respect to the offer and sale of the Contracts.

                           Selling Group Member shall be solely responsible for the approval of suitability determinations for the purchase of any Contract or the selection of any investment option thereunder, in compliance with federal and state securities laws and shall supervise Associated Agency and the Sales Persons in determining client suitability. Selling Group Member shall hold USL and AGESC harmless from any financial claim resulting from improper suitability decisions or failure to supervise Associated Agency and the Sales Persons in accordance with federal securities laws and FINRA regulations.

                           Selling Group Member will fully comply with the requirements of FINRA and of the 1934 Act and such other applicable federal and state laws and will establish rules, procedures and supervisory and inspection techniques necessary to diligently supervise the activities of the Sales Persons in connection with offers and sales of the Contracts. Such supervision shall include, but not be limited to providing, or arranging for, initial and periodic training in knowledge of the Contracts. Upon request by AGESC or USL, Selling Group Member will furnish appropriate records as are necessary to establish diligent supervision and client suitability.

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                           Selling Group Member shall assure that purchase
                           and/or redemption orders placed by Sales Persons on behalf of owners of Contracts do not constitute a violation of market timing as set forth in USL's annually updated Contract prospectuses, or as otherwise published by USL.

                           Selling Group Member shall incur all costs associated with registering and complying with the various rules of the SEC and FINRA relating to broker-dealers.

                           Selling Group Member shall fully cooperate in any insurance or securities regulatory examination, investigation, or proceeding or any judicial proceeding with respect to USL, AGESC, Selling Group Member and Associated Agency and their respective affiliates, agents and representatives to the extent that such examination, investigation, or proceeding arises in connection with the Contracts. Selling Group Member shall immediately notify AGESC if its broker-dealer registration or the registration of any of its Sales Persons is revoked, suspended or terminated.

                           The Sales Persons shall be the only parties involved in the solicitation, negotiation or procurement of the Contracts. All correspondence relating to the sale of the Contracts will be between USL, Selling Group Member, Associated Agency, the Sales Persons and the prospective purchaser.

                           The Sales Persons are authorized to collect the first purchase payment or premium (collectively the "Premium") on the Contracts. The Sales Persons will in turn remit the application and Premium to Selling Group Member which will after a determination of suitability, remit the Premium to USL.

                           The Sales Persons shall take applications for the Contracts only on preprinted applications supplied to them and/or Associated Agency by USL. All completed applications and supporting documents are the sole property of USL and shall be retained by or on behalf of USL in accordance with New York Insurance Regulation 152.

                           Selling Group Member is authorized to recommend Sales Persons for appointment by USL to solicit sales of the Contracts.

                  (ii)     ASSOCIATED AGENCY/SALES PERSONS.

                           Associated Agency is authorized to recommend Sales Persons for appointment by USL to solicit sales of the Contracts. Associated Agency warrants that all such Sales Persons shall not commence solicitation nor aid, directly or indirectly, in the solicitation of any application for any Contract until that Sales Person is appropriately licensed and appointed by USL to sell the Contracts. Associated Agency shall be responsible for all fees required to obtain and/or maintain any licenses or registrations required by New York Insurance Law.

                           Associated Agency will fully comply with the requirements of New York Insurance Law and Regulations. Associated Agency shall fully cooperate in any insurance or securities regulatory examination, investigation, or proceeding or any judicial proceeding with respect to USL, AGESC, Selling Group Member and Associated Agency and their respective affiliates, agents and representatives to the extent that such examination, investigation, or proceeding arises in connection with the Contracts. Associated Agency shall immediately notify AGESC if its insurance license or the license of any of its Sales Persons is revoked, suspended, or terminated.

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                           Sales Persons shall complete a "Definition of
                           Replacement Form" with each application for the Contracts. The "Definition of Replacement Form" shall be signed by the Sales Persons and each applicant and the Sales Persons shall leave a copy of the form with the applicant for his or her records. The Sales Persons shall attach the completed and signed "Definition of Replacement Form" to each application for the Contracts. Where the purchase of one of the Contracts will result in, or is likely to result in, a replacement, the Sales Persons shall comply in all respects with New York Insurance Regulation 60.

                  (iii)    USL.

                           USL warrants that no Sales Person shall commence solicitation or aid, directly or indirectly, in the solicitation of any application for any Contract until that Sales Person is appropriately licensed and appointed by USL to sell the Contracts.

                           Following Selling Group Member's determination of securities suitability, USL will determine the insurance suitability of the Contracts, and will determine in its sole discretion whether to accept the applications submitted to USL by the Sales Persons and issue Contracts.

                           USL will return any incomplete applications to Selling Group Member, which will then forward them to Sales Persons.

                           USL will provide the Sales Persons with all policy forms, the "Definition of Replacement Form" and any other regulatory forms required to be completed in connection with the Contracts.

                           USL will inform Associated Agency and Selling Group Member regarding any limitations on the availability of the Contracts in New York.

                           USL represents that the prospectus(es) and registration statement(s) relating to the Contracts contain no untrue statements of material fact or omission of a material fact, the omission of which makes any statement contained in the prospectus and registration statement materially false or misleading. USL agrees to indemnify Associated Agency and Selling Group Member from and against any claims, liabilities and expenses which may be incurred by any of those parties under the Securities Act of 1933, the 1934 Act, the Investment Act of 1940, common law, or otherwise, that arises out of a breach of this paragraph.

                  (iv)     AGESC.

                           AGESC is authorized by USL to offer the Contracts for sale by the Sales Persons under the terms of the Distribution Agreement described herein.

         (c)      New Products.

                  USL and AGESC may propose and USL may issue additional or successor products, in which event Selling Group Member, Associated Agency and the Sales Persons will be informed of the product and its related Commission schedule. If Selling Group Member and Associated Agency do not agree to distribute such product(s), they must notify AGESC in writing within 10 days of receipt of the Commission Schedule for such product(s). If Selling Group Member and Associated Agency do not indicate disapproval of the new product(s) or the terms contained in the related Commission Schedule, Selling Group Member and Associated Agency will be deemed to have

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                  thereby agreed to distribute such product(s) and agreed to the related Commission Schedule which shall be attached to and made a part of this Agreement.

         (d)      Sales Material/Books and Records.

                  Associated Agency, Selling Group Member and Sales Persons shall not utilize, in their efforts to market the Contracts, any written brochure, prospectus, descriptive literature, printed and published material, audio-visual material or standard letters unless such material has been provided preprinted by USL or unless USL has provided prior written approval for the use of such literature. In accordance with New York Insurance Law Regulation 152, Associated Agency and/or Selling Group Member shall maintain complete records indicating the manner and extent of distribution of any such solicitation material, shall make such records and files available to USL and/or AGESC and shall forward such records to USL and AGESC. Additionally, Selling Group Member and/or Associated Agency shall make such material available to personnel of state insurance departments, FINRA or other regulatory agencies, including the SEC, which may have regulatory authority over USL or AGESC. Associated Agency and Selling Group Member jointly and severally hold USL, AGESC and their affiliates harmless from any liability arising from the use of any material which either (i) has not been specifically approved in writing by USL, or (ii) although previously approved, has been disapproved by USL in writing for further use.

                  Selling Group Member will reflect all sales of the Contracts by Associated Agency and the Sales Persons on the books and records of Selling Group Member. Selling Group Member hereby designates the principal place of business of Associated Agency as an Office of Supervisory Jurisdiction of Selling Group Member.

         (e)      Prospectuses.

                  Selling Group Member warrants that solicitation for the sale of the Contracts will be made by use of a currently effective prospectus, that a prospectus will be delivered concurrently with each sales presentation and that no statements shall be made to a client superseding or controverting any statement made in the prospectus. USL and AGESC shall furnish Selling Group Member and Associated Agency, at no cost to Selling Group Member or Associated Agency, reasonable quantities of prospectuses to aid in the solicitation of Contracts.

2.       COMPENSATION.

         USL will remit to Associated Agency all compensation set forth in Schedule B annexed hereto. USL will not accept or otherwise honor any assignment of compensation by Associated Agency in connection with the sale of the Contracts, unless such assignment complies with all applicable New York law.

3.       CUSTOMER SERVICE AND COMPLAINTS.

         The parties agree that USL may contact by mail or otherwise, any client, agent, account executive, or employee of Associated Agency or other individual acting in a similar capacity if deemed appropriate by USL, in the course of normal customer service for existing Contracts, in the investigation of complaints, or as required by law. The parties agree to cooperate fully in the investigation of any complaint. USL and Selling Group Member jointly will handle and process all complaints associated with the sale of the Contracts under this Agreement.

4.       INDEMNIFICATION.

         Selling Group Member, Associated Agency, and Sales Persons agree to hold harmless and indemnify AGESC and USL against any and all claims, liabilities and expenses incurred by either AGESC or USL, and arising out of or based upon any alleged or untrue statement of Selling Group Member, Associated

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         Agency or Sales Person other than statements contained in the approved sales material for any Contract, or in the registration statement or prospectus for any Contract. Further, Associated Agency agrees to hold harmless and indemnify AGESC and USL against any and all claims, liabilities, expenses or losses due to activities covered by the fidelity bond described in paragraph 5 below.

         USL hereby agrees to indemnify and hold harmless Selling Group Member and each of its employees, controlling persons, officers or directors against any losses, expenses (including reasonable attorneys' fees and court costs), damages or liabilities to which Selling Group Member and Associated Agency or such affiliates, controlling persons, officers or directors become subject, under the Securities Act of 1933, New York Insurance Laws or otherwise, insofar as such losses, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon USL's performance, non-performance or breach of this Agreement, or are based upon any untrue statement contained in, or material omission from, the prospectus for any of the Contracts.

5.       FIDELITY BOND.

         Associated Agency represents that all directors, officers, employees and Sales Persons of Associated Agency licensed pursuant to this Agreement or who have access to funds of USL are and will continue to be covered by a blanket fidelity bond including coverage for larceny, embezzlement and other defalcation, issued by a reputable bonding company. This bond shall be maintained at Associated Agency's expense.

         Such bond shall be at least equivalent to the minimal coverage required under the FINRA Rules of Fair Practice, and endorsed to extend coverage to life insurance and annuity transactions. Associated Agency acknowledges that USL may require evidence that such coverage is in force and Associated Agency shall promptly give notice to USL of any notice of cancellation or change of coverage.

         Associated Agency assigns any proceeds received from the fidelity bond company to USL to the extent of USL's loss due to activities covered by the bond. If there is any deficiency, Associated Agency will promptly pay USL that amount on demand. Associated Agency indemnifies and holds harmless USL from any deficiency and from the cost of collection.

6.       INDEPENDENT WHOLESALERS.

         USL and Selling Group Member's Associated Agency(ies), as applicable, hereby provide notice to Selling Group Member, pursuant to FINRA Rule 3030, that USL intends to utilize the services of one or more independent wholesalers in connection with the solicitation and sales of the Contracts by the Sales Persons, as that term is defined in the Selling Group Agreement.

         If Selling Group Member does not agree to USL's use of one or more independent wholesalers, Selling Group Member must notify USL within ten (10) business days of receipt of this Agreement. By Selling Group Member's acceptance of this provision, it will be understood by USL, that Selling Group Member has not disapproved any and all independent wholesaling arrangements the existence of which Sales Persons are required to inform Selling Group Member.

7.       LIMITATIONS ON AUTHORITY.

         The Contract forms are the sole property of USL. No person other than USL has the authority to make, alter or discharge any policy, Contract, certificate, supplemental contract or form issued by USL. No party has the right to waive any provision with respect to any Contract or policy; give or offer to give, on behalf of USL, any tax or legal advice related to the purchase of a Contract or policy; or make any settlement of any claim or bind USL or any of its affiliates in any way. No person has the authority to enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of USL.

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8.       ARBITRATION.

         The parties agree that any controversy between or among them arising out of their business or pursuant to this Agreement that cannot be settled by agreement shall be taken to arbitration as set forth herein. Such arbitration will be conducted according to the securities arbitration rules then in effect, of the American Arbitration Association, FINRA, or any registered national securities exchange. Arbitration may be initiated by serving or mailing a written notice. The notice must specify which rules will apply to the arbitration. This specification will be binding on all parties.

         The arbitrators shall render a written opinion, specifying the factual and legal bases for the award, with a view to effecting the intent of this Agreement. The written opinion shall be signed by a majority of the arbitrators. In rendering the written opinion, the arbitrators shall determine the rights and obligations of the parties according the substantive and procedural laws of the State of New York. Accordingly, the written opinion of the arbitrators will be determined by the rule of law and not by equity. The decision of the majority of the arbitrators shall be final and binding on the parties and shall be enforced by the courts in New York.

9.       CONFIDENTIALITY AND PROTECTION OF NONPUBLIC PERSONAL INFORMATION.

         (a)      Confidentiality.

                  "Confidential Information" of a party shall mean all confidential or proprietary information, including trade secrets, expressions, ideas and business practices of such party in any medium, as well as the terms of this Agreement. For purposes of this Agreement and unless otherwise indicated, reference to each party shall include their affiliates, agents and contractors. All Confidential Information relating to a party shall be held in confidence by the other party to the same extent and in at least the same manner as such party protects its own confidential or proprietary information, but in no case to a lesser extent than reasonable care under the circumstances requires. No party shall disclose, publish, release, transfer or otherwise make available Confidential Information of any other party in any form to, or for the use or benefit of, any person or entity without the other parties' consent. Each party shall, however, be permitted to disclose relevant aspects of the other parties' Confidential Information to its officers, agents, subcontractors and employees to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations under this Agreement; provided, however, that such party shall take all reasonable measures to ensure that Confidential Information of the other party or parties is not disclosed or duplicated in contravention of the provisions of this Agreement by such officers, agents, subcontractors and employees.

                  The obligations herein shall not restrict any disclosure by any party pursuant to any applicable state or federal laws, or by order of any court or government agency (provided that the disclosing party shall give prompt notice to the non-disclosing party or parties of such order) and shall not apply with respect to Confidential Information which (1) is developed by the other party independently of the Confidential Information of the disclosing party without violating the disclosing party's proprietary rights, (2) is or becomes publicly known (other than through unauthorized disclosure),
                  (3) is disclosed by the owner of such information to a third party free of any obligation of confidentiality, (4) is already known by such party without an obligation of confidentiality other than pursuant to this Agreement or any confidentiality agreements entered into before the effective date of this Agreement, or (5) is rightfully received by a party free of any obligation of confidentiality.

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         (b)      Protection of Nonpublic Personal Information.

                  (1)      Definition of Nonpublic Personal Information.

                           Nonpublic personal information of customers or consumers ("NPI") includes, but is not limited to, names, addresses, account balances, account numbers, account activity, social security numbers, taxpayer identification numbers, and sensitive, financial and health information. NPI includes information on each party's forms or in a database of any kind, information created by each party, information collected by or on behalf of a party, and personally identifiable information derived from NPI.

                           There may be instances where each party will have the same NPI that may be subject to different privacy policies and procedures according to the notices provided to the customer or consumer by the respective parties to the Agreement.

                  (2)      Disclosure and Use of NPI.

                           All NPI that any party obtains as a result of this relationship shall not be used, disclosed, reused or redisclosed to any third party, except to carry out the purposes for which the information was disclosed. All NPI of the other parties shall be held in confidence to the same extent and in at least the same manner as the holding party protects its own NPI, but in no case in a lesser manner than a reasonable degree of care under the circumstances.

                           Each party shall be permitted to disclose relevant aspects of the other parties' NPI to its officers, agents, subcontractors and employees only to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations under the Agreement; provided that such party shall take all reasonable measures to ensure that the NPI of the other party or parties is not disclosed or reproduced in contravention of the provisions of this Agreement by such party's officers, agents, subcontractors and employees.

                           The obligations of this Agreement shall not restrict any disclosure by any party pursuant to any applicable state or federal laws, or by request or order of any court or government agency (provided that the disclosing party shall seek appropriate protections and provide prompt notice to the non-disclosing party or parties in order that any other party will have a reasonable opportunity to oppose the disclosure, request or order).

                           The obligations of this Agreement shall not apply to information which, without breach of obligation of confidentiality: (1) is independently developed by a party; (2) is or becomes publicly known; (3) is already known by such party as evidenced by the written records of such party; or (4) is obtained from an independent source.

                  (3)      Security of NPI.

                           The parties further agree to establish and maintain policies and procedures designed to ensure the confidentiality and security of NPI. This shall include procedures to protect against any anticipated threats or hazards to the security or integrity of the information and unauthorized access to or use of the information. For reasonable cause, each party may audit the use or disclosure of NPI upon reasonable written notice to the other party. Each party will promptly advise the other parties of any breach of obligations of this Agreement with respect to NPI of which the breaching party is aware.

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                  (4)      Other Provisions.

                           The parties agree that they shall abide by the provisions of the Gramm-Leach-Bliley Act and other applicable privacy laws and regulations and that the obligations described herein shall continue after termination of this Agreement. Any provision in the Agreement or any agreement that is inconsistent with the obligations herein shall be void.

                           This Agreement comprises the entire agreement among the parties concerning NPI. There are no oral or implied promises or other obligations concerning said subject matter that have not been set forth herein. This Agreement may not be modified without a written agreement executed by all parties.

10.      ANTI-MONEY LAUNDERING COMPLIANCE.

         Selling Group Member acknowledges that it is solely responsible for anti-money laundering compliance related to retail sales conducted pursuant to this Agreement. Selling Group Member has established and implemented policies and procedures reasonably designed to discharge its obligations pursuant to applicable federal laws and regulations regarding money laundering, including applicable provisions of U.S. Public Law 107-56, the USA Patriot Act and specifically the regulations of the U.S. Department of the Treasury adopted pursuant to Section 352 of the USA Patriot Act, other applicable regulations of the U.S. Department of the Treasury, and the Executive Orders related to the U.S. Department of the Treasury's Office of Foreign Assets Control ("OFAC"). Without limitation, the policies and procedures assure:

         (a) That Selling Group Member reasonably believes and believes in fact that all evidence of identity of a purchaser of a Contract furnished in connection with an application for the purchase of such Contract is genuine.

         (b) That Selling Group Member reasonably believes and believes in fact that no premium funds tendered for the purchase of a Contract directly or indirectly are derived from activities that may contravene U.S. federal, state or international laws or regulations.

         (c) That Selling Group Member reasonably believes and believes in fact that no applicant for a Contract ("Applicant"), nor any person controlling, controlled by or under common control with an Applicant, or a person for whom such Applicant is acting as agent or nominee in connection with the acquisition of such Contract, or who will have a beneficial interest in such Contract, is:

                  (1) a country, territory, organization or person or entity named on the List of Specially Designated Nationals and Blocked Persons maintained by OFAC, as such list may be amended from time to time;

                  (2) a person or entity that resides or has a place of business in a country or territory named on an OFAC list, or that is designated as a Non-Cooperative Jurisdiction by the Financial Action Task Force on Money Laundering, or whose premium funds tendered for the acquisition of such Contract are transferred from or through any such country or territory;

                  (3) a "foreign shell bank" as such term is described in 31 U.S.C. (S)5318(j) and U.S. Department of the Treasury regulations thereunder;

                  (4) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the Secretary of the Treasury pursuant to 31 U.S.C.
                           (S)5318A as a "jurisdiction of primary money laundering concern;" or,

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                  (5)      a "senior foreign political figure," or a "family
                           member" or "close associate" of such a senior foreign political figure within the meaning of the Guidance on Enhanced Scrutiny for Transactions that May Involve the Proceeds of Foreign Official Corruption issued by the U.S. Department of the Treasury or, if Selling Group Member has determined that an applicant or such other person is a "senior foreign political figure," or a "family member" or "close associate" of a senior foreign political figure, the broker dealer has diligently scrutinized the proposed purchase of the Contract by or for the benefit of such person.

         (d) Selling Group Member agrees to certify annually, if requested, that it has implemented and complied with its anti-money laundering obligations and will upon reasonable request provide documentation concerning its anti-money laundering policies, procedures and processes.

11.      ERRORS AND OMISSIONS COVERAGE.

         Selling Group Member and/or Associated Agency(ies) represent and warrant that Selling Group Member and/or Associated Agency(ies), as well as all of the Sales Persons who are registered with FINRA, shall maintain errors and omissions coverage in an amount of not less than $1,000,000 per policy limit. Said errors and omissions coverage shall extend coverage to all life insurance and annuity transactions, to both the Selling Group Member and Associated Agency(ies), and shall include coverage due to claims for negligence, failure to supervise, suitability, and misrepresentation as well as all other claims provided for by said policy of coverage.

         Additionally, Selling Group Member, Associated Agency(ies) and/or Sales Persons shall provide proof of said coverage to USL at least once per year and further shall provide evidence of said coverage to USL upon receipt of written request from USL.

12.      GENERAL PROVISIONS.

         (a)      Waiver.

                  Failure of any of the parties to promptly insist upon strict compliance with any of the obligations of any other party under this Agreement will not be deemed to constitute a waiver of the right to enforce strict compliance.

         (b)      Independent Assignment.

                  No assignment of this Agreement or of commissions or other payments or of any obligations under this Agreement shall be valid without prior written consent of USL. Furthermore, except as provided below, the Agreement and any rights pursuant hereto shall be assignable only upon the written consent of all of the parties hereto. Except as and to the extent specifically provided in this Agreement, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective legal successors, any rights, remedies, obligations, or liabilities, or to relieve any person other than the parties hereto or their respective legal successors, from any obligations or liabilities that would otherwise be applicable.

         (c)      Notice.

                  All notices, statements or requests provided for hereunder shall be deemed to have been duly given when delivered by hand to an officer of the other party, or when deposited with the U.S. Postal Service, via first-class certified or registered mail, with postage pre- paid, or when delivered by overnight courier service, telex or telecopier, addressed as follows

                           If to Selling Group Member:

                                    -----------------------------------
                                    -----------------------------------
                                    -----------------------------------
                                    Attention:
                                              -------------------------

                           If to Associated Agency:
                                    -----------------------------------
                                    -----------------------------------
                                    -----------------------------------
                                    Attention:
                                               ------------------------

                           If to USL:

                                    The United States Life Insurance Company in
                                    the City of New York
                                    2727-A Allen Parkway
                                    Houston, TX  77019
                                    Attention:  General Counsel

                           If to AGESC:

                                    American General Equity Services Corporation
                                    2727-A Allen Parkway
                                    Houston, TX  77019
                                    Attention:  President

                  or to such other persons or places as each party may from time to time designate by written notice.

         (d)      Severability.

                  To the extent this Agreement may be in conflict with any applicable law or regulation, this Agreement shall be construed in a manner consistent with such law or regulation. The invalidity or illegality of any provision of this Agreement shall not be deemed to affect the validity or legality of any other provision of this Agreement.

         (e)      Amendment.

                  This Agreement may be amended only in writing and signed by all parties. No amendment will impair the right to receive commissions accrued with respect to Contracts issued and applications procured prior to the amendment.

         (f)      Entire Agreement.

                  This Agreement together with such amendments as may from time to time be executed in writing by the parties, constitutes the entire agreement and understanding among the parties in respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof.

         (g)      Termination.

                  This Agreement may be terminated by any party upon 30 days' prior written notice. It may be terminated, for cause, defined as a material breach of this Agreement, by any party immediately. Termination of this Agreement shall not impair the right to receive commissions accrued to applications procured prior to the termination except for a termination due to cause, or as otherwise specifically provided in Schedule B (or Schedule B-1, as appropriate).

         (h)      Governing Law.

                  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York applicable to contracts made and to be performed in that state, without regard to principles of conflict of laws.

By signing below, the undersigned agree to have read and be bound by the terms and conditions of this Agreement.

Date:
     -------------------------------

SELLING GROUP MEMBER:
                           -----------------------------------------------------
                           (BROKER-DEALER)                          (TAX ID #)
Address:
                           -----------------------------------------------------

                           -----------------------------------------------------
Signature:
                           -----------------------------------------------------
Name & Title:
                           -----------------------------------------------------
ASSOCIATED AGENCY:
                           -----------------------------------------------------
                           (PRIMARY INSURANCE AGENCY)            (TAX ID #)
Address:
                           -----------------------------------------------------

                           -----------------------------------------------------
Signature:
                           -----------------------------------------------------
Name & Title:
                           -----------------------------------------------------

AMERICAN GENERAL EQUITY SERVICES CORPORATION
2727-A Allen Parkway
Houston, TX  77019

Signature:
                           -----------------------------------------------------
Name & Title:
                           -----------------------------------------------------

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK
2727-A Allen Parkway
Houston, TX  77019

Signed By:
                           -----------------------------------------------------
Name & Title
                           -----------------------------------------------------